Exhibit 99.1

                   News Release                                          Energy Partners, Ltd.
                                                                                                      201 St. Charles Avenue, Suite 3400
                                                     New Orleans, Louisiana 70170
                                                                                                                     (504) 569-1875

EPL Announces Retirement of Phillip A. Gobe, EPL’s President
and Chief Operating Officer, and Names Joseph T. Leary as Executive Vice President and Chief Financial Officer

NEW ORLEANS, August 21, 2007 -- Energy Partners, Ltd. ("EPL" or the "Company") (NYSE:EPL) today announced that Phillip A. Gobe is retiring as President and Chief Operating Officer, effective September 30, 2007. Mr. Gobe will continue to serve on EPL’s Board of Directors.  Richard A. Bachmann, EPL's Chairman and Chief Executive Officer, will assume Mr. Gobe’s operational duties. EPL further announced that Joseph T. Leary has joined EPL effective today as its Executive Vice President and Chief Financial Officer.

Bachmann commented, “Phillip has been an integral member of our management team and we’ve enjoyed an excellent working relationship since he joined EPL almost three years ago. His depth of experience after more than three decades in the energy industry has been a tremendous asset to the Company. Phillip has been instrumental in helping us build a deep bench of experienced individuals with extensive operational expertise. We have a strong slate of internal candidates that we will consider as candidates for Phillip’s duties. I appreciate Phillip’s commitment and contributions to EPL, and I am pleased he will continue to serve as a member of our Board of Directors and be available to us in that capacity.”

Gobe said, “I’ve enjoyed my experience at EPL, working closely with Rick, my colleagues on the management team and the dedicated employees throughout the Company. My retirement was purely a personal decision reached by me and my family. I look forward to continuing to contribute to EPL’s future through my service on the Board.”

The Company has named Joseph T. Leary as its Executive Vice President and Chief Financial Officer. Mr. Leary has over 24 years of energy industry experience and was most recently with KCS Energy, Inc. (KCS) serving as its Senior Vice President and Chief Financial Officer from 2003 until it was acquired by Petrohawk Energy Corporation. At KCS, he was responsible for corporate finance, accounting, treasury, insurance and information technology. Prior to his position with KCS, Mr. Leary was Vice President of Finance and Treasurer at EEX Corporation from 1996 until 2002.  From 1983 until 1996, he was employed by Enserch Corporation in a variety of finance and treasury management positions. Prior to joining the energy industry, Mr. Leary was employed in the banking industry. He holds an M.B.A. from Pace University (New York) and a B.B.A in Finance from the University of Notre Dame (South Bend).

Richard A. Bachmann, EPL's Chairman and CEO, continued, "We are very excited to have Joe join our senior management team. His many years of finance and treasury experience in the energy industry and specifically in the E&P sector will be especially valuable to us. Joe is well respected in the industry and in the financial community and we welcome him to EPL.”

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

•	reserve and production estimates;

•	oil and natural gas prices;

•	the impact of derivative positions;

•	production expense estimates;

•	cash flow estimates;

•	future financial performance;

•	planned capital expenditures; and

•	other matters that are discussed in EPL's filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007, for a discussion of these risks.

Additional Information and Where to Find It. Security holders may obtain information regarding the Company from EPL's website at www.eplweb.com, from the Securities and Exchange Commission's website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

Contact:
Energy Partners, Ltd.
T.J. Thom, 504-799-4830
or
Al Petrie, 504-799-1953
Media:
Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel or Jeremy Jacobs, 212-355-4449
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